UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2019

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8—K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a—12)

☐     Pre—commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐     Pre—commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, the Board of Directors (the “Board”) of Zynerba Pharmaceuticals, Inc. (the “Company”) voted to increase the size of the Board from seven to eight directors and, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Pamela Stephenson as a director and as a member of the Nominating and Corporate Governance Committee of the Board, effective immediately.  Ms. Stephenson will stand for re-election with the other directors at the Company’s 2019 annual meeting of stockholders. The Board has determined that Ms. Stephenson is an independent director under the applicable NASDAQ rules. There are no arrangements or understandings between Ms. Stephenson and any other person pursuant to which she was selected as a director.

In accordance with the Company’s Non-Employee Director Compensation Policy, the Board approved a grant to Ms. Stephenson of an option to purchase 35,000 shares of the Company’s common stock under the Company’s Amended and Restated 2014 Omnibus Incentive Compensation Plan. The stock option has a ten-year term subject to earlier termination and an exercise price equal to $5.03 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on February 19, 2019. The stock options vest annually in equal proportions over a period of three years beginning on February 19, 2020, but may vest earlier upon a change of control of the Company or the death or total disability of Ms. Stephenson. In accordance with the Company’s Non-Employee Director Compensation Policy, Ms. Stephenson will also receive a cash retainer of $35,000 per year as a director, a cash retainer of $4,000 per year as a member of the Nominating and Corporate Governance Committee and an annual award of an option to purchase 15,000 shares of the Company’s common stock, vesting on the earlier of (i) the day before the following annual meeting of stockholders and (ii) the first anniversary of the date of grant, which award may also vest earlier upon a change of control of the Company or the death or total disability of Ms. Stephenson.  Each cash retainer will be paid in quarterly installments, and Ms. Stephenson may submit an election to receive stock options in lieu of such quarterly cash payments, which will be fully vested on the date of grant and in an amount based on the Black-Scholes valuation.

There are no family relationships between Ms. Stephenson and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01      Regulation FD Disclosure.

On February 20, 2019, the Company issued a press release announcing the appointment of Ms. Stephenson as a director. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01      Financial Statements and Exhibits.

The following exhibits are being filed herewith:

(d) Exhibits

Exhibit No.	Document

99.1	Press Release, dated February 20, 2019.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2019

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
Name: Suzanne Hanlon
Title: Secretary, Vice President and General Counsel

3